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                                                                   EXHIBIT 23.12

CONSENT OF MORGAN STANLEY & CO. INCORPORATED

January 22, 1998


Food 4 Less Holdings, Inc.
1100 West Artesia Boulevard
Compton, California 90220

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of Fred Meyer, Inc. ("Fred Meyer"), relating to the proposed mergers of Food 4 Less Holdings, Inc. and Quality Food Centers, Inc. with and into Fred Meyer, of our opinion letter in the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,

                                              MORGAN STANLEY & CO. INCORPORATED


                                              By: /s/ KIRSTEN J. FELDMAN
                                                 -------------------------------
                                              Kirsten J. Feldman
                                              Managing Director